As filed with the Securities and Exchange Commission on January 22, 1998
                                                              File No. 333-42631



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                               Amendment No. 1 to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             MEDICAL DYNAMICS, INC.
                ------------------------------------------------
               (Exact name of Registrant as specified in charter)


             Colorado                                             84-0631765
--------------------------------                              ------------------
  (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization                              Identification No.



                                                      Van A. Horsley, President
    99 Inverness Drive East                            99 Inverness Drive East
  Englewood, Colorado  80112                         Englewood, Colorado  80112
        (303) 790-2990                                      (303) 790-2990
-------------------------------                      ---------------------------
 (Address, including zip code                         (Name, address, including
and telephone number, including                        zip code and telephone
  area code, of registrant's                           number, including area
 principal executive offices)                        code, of agent for service)

                              --------------------

          It is requested that copies of all correspondence be sent to:

                         Herrick K. Lidstone, Jr., Esq.
              Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
                               1400 Glenarm Place
                             Denver, Colorado 80202
                         Telephone Number (303) 571-1400
                         Facsimile Number (303) 595-3159
                              --------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
                                                                           -----

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X
                                            -----

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                 -------------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ----------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE


================================================================================
                                    Proposed         Proposed
Title of each        Amount          Maximum          Maximum         Amount of
class of to be       to be          offering         aggregate      registration
registered         registered       per unit      offering price        fee *
--------------------------------------------------------------------------------

Common Stock        812,288*          2.45*         $1,990,104          $587
                     shares
Common Stock        213,948#          2.45#          $524,172            155
                     shares
Common Stock         84,615          $3.375+         $285,576             84
                     shares
                                                    ----------          ----
                                                    $1,675,304          $826^
================================================================================

^    $317 included herewith; $509 previously paid.

* The amount to be registered includes 812,288 shares (150% of the estimated number of shares to be issued upon conversion of convertible debentures were such conversion to take place based on the "Market Price" (as defined in such debentures) at January 6, 1998.) The maximum offering price is based on the price quoted on Nasdaq-SmallCap market on January 13, 1998 pursuant to Rule 457(c).

# The amount to be registered includes 213,948 shares (150% of the estimated number of shares to be issued in payment of $289,728 interest which might accrue through the term of the convertible debentures were such conversion to take place based on the "Market Price" (as defined in such debentures) at January 6, 1998. The maximum offering price is based on the price quoted on Nasdaq-SmallCap market on January 13, 1998 pursuant to Rule 457(c).


+ Registration fee is based on the maximum exercise price of the warrants pursuant to Rules 457(a) and (g).


     Pursuant to Rule 416 of the Securities Act of 1933, there are also being registered hereunder such additional shares as may be issued to the Selling Stockholder because of future dividends, stock distributions, stock splits or similar capital adjustments.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




                 Subject to Completion, Dated January 22, 1998


PROSPECTUS
----------

                             MEDICAL DYNAMICS, INC.

     Medical Dynamics, Inc. ("MEDY") is hereby registering for resale by The Tail Wind Fund, Ltd. (the "Selling Shareholder"):


     shares of MEDY's Common Stock (the "Common Stock") which are issuable to the Selling Shareholder as a result of the conversion of convertible debentures in the aggregate principal amount of $1,100,000 (the "Debentures") based on a conversion price equal to the lesser of $3.45 per share or 100% of the Market Price (as defined) on the business day immediately preceding the conversion date (the "Conversion Shares");

     shares of the Common Stock which are issuable to the Selling Shareholder as interest on the Debenture to be calculated at Market Price (as defined) (the "Interest Shares"); and

     up to 84,615 shares issuable to the Selling Shareholder on exercise of a warrant ( the "Tail Wind Warrant") to purchase Common Stock at an exercise price equal to $3.375 per share (the "Warrant Shares").

"Market Price" is defined to mean the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market over the 60 trading day period immediately preceding the determination date. As of January 6, 1998, Market Price would be $2.0313 per share, which would result in the issuance of 541,525 shares of Common Stock were conversion of the Debentures to occur as of such date and 7,220 Interest Shares for interest accrued through December 31,1997.

The Conversion Shares, the Interest Shares, and the Warrant Shares (collectively the "Shares") are being offered for the account of The Tail Wind Fund, Ltd., as Selling Shareholder. The Selling Shareholder acquired the Shares in a private placement conducted by MEDY. See "Selling Shareholder." Additional shares that may become issuable as a result of the anti-dilution provisions of the Tail Wind Warrants are offered hereby pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). MEDY will not receive any of the proceeds from the sale of the Conversion Shares, Interest Shares, or Warrant Shares being offered hereby (the "Offering"), but will receive the exercise price payable upon the exercise of the Tail Wind Warrant. There can be no assurance that all or any part of the Tail Wind Warrant will be exercised or that it will be exercised for cash.


     The Shares may be sold from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market at the market prices then prevailing. Sales of the Shares may also be made through negotiated transactions or otherwise. The Selling Shareholder and the brokers and dealers through which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act, and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

     MEDY will pay all of the expenses incident to the filing of this Registration Statement, estimated to be $20,000. Such expenses include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal and other fees in connection with the qualification of the sale of the Shares under the laws of certain states, registration and filing fees, printing expenses, and other expenses. The Selling Shareholder will pay all other expenses incident to the offering and sale of the Shares to the public, including commissions and discounts of underwriters, brokers, dealers or agents, if any.


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND THEIR PURCHASE SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT (SEE "RISK FACTORS").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "MEDY." On January 6, 1998, the closing bid and asked prices of the Common Stock, as reported by Nasdaq, were $2.44 and $2.50 per share, respectively.


     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY, OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


               The date of this Prospectus is _____________, 1998

                              AVAILABLE INFORMATION
                              ---------------------

     MEDY is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington D.C. 20549, and at the Regional Offices of the Commission: The World Trade Center, Suite 1300, New York, NY 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549. In addition, MEDY files its information with the Commission electronically through EDGAR and the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "MEDY," and copies of reports and other information are also available for inspection at the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     MEDY has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information and exhibits set forth in the Registration Statement, of which this Prospectus is a part. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities maintained by the Commission described above. For further information, reference is made to the Registration Statement and its exhibits.

     MEDY furnishes Annual Reports to the holders of its securities which contain financial information which have been examined and reported upon, with an opinion expressed by, its independent certified public accountants.

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

     The following documents filed with the Commission are incorporated into this Prospectus by reference:

     (1) MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.


     (2) MEDY's Current Report on Form 8-K reporting an event of December 31, 1997.

     (3) MEDY's Current Report on Form 8-K, as amended, reporting an event of October 23, 1997.

     (4)  MEDY's  Current  Report on Form 8-K  reporting  an event of January 5,
          1998.

     (5) All other documents filed by MEDY pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the Shares.


     Each of the foregoing documents shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that statements contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any and all of the documents incorporated by reference herein (not including exhibits to those documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such documents should be directed to Medical Dynamics, Inc., 99 Inverness Drive East,
Englewood, Colorado 80112, attn: Van A. Horsley, President; telephone (303) 790-2990.


     No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by MEDY, the Selling Shareholder or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                              CAUTIONARY STATEMENT


     This prospectus, as well as information incorporated by reference herein, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those statements relating to development of new products, the financial condition of MEDY, the ability to increase distribution of MEDY's products, integration of a new business MEDY recently acquired, approval of MEDY's products as and when required by the Food and Drug Administration ("FDA") in the United States and similar regulatory bodies in other countries, and other forward-looking statements included in the documents incorporated herein by reference. These forward-looking statements are subject to the business and economic risks faced by MEDY and MEDY's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors as described above and including those set forth under "Risk Factors" below, under "Item 1 - Business" and "Item 6 - Management's Discussion and Analysis" in MEDY's 1997 annual report on Form 10-KSB.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the information, including the financial statements, referred to elsewhere in this Prospectus.

The Company

     Medical Dynamics, Inc., a Colorado corporation incorporated in March 1971 ("MEDY" or the "Company"), is engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. MEDY's principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. MEDY has been manufacturing such cameras since August of 1981. In October 1997 MEDY acquired 100% of the outstanding capital stock of Computer Age Dentist, Inc. (CADI), a California corporation based in Los Angeles, California. CADI is engaged in the development and sale of Practice Management Software and related electronic services to the dental profession. MEDY's principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Its telephone number at that address is (303) 790-2990.

     During the fiscal year ended September 30, 1997, MEDY was not involved in any bankruptcy, receivership or similar proceeding nor did it engage in any material reclassification, or consolidation. During that period, MEDY did not dispose of any material amounts of its assets other than in the ordinary course of its business.

     During the 1995 fiscal year MEDY entered into a distribution agreement with Micro- Medical Devices, Inc. (MMD), of Castle Rock, Colorado. MMD is a corporation formed by and wholly-owned by MEDY's Chairman. MMD manufactures and sells minimal quantities of various medical products to MEDY. See Item 12 of MEDY's Form 10-KSB for the year ended September 30, 1997 - "Certain Relationships and Related Transactions, Distribution Agreement."


     As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations. Subsequent to fiscal year end, MEDY sold the convertible debentures in the aggregate principal amount of $1,100,000 to The Tail Wind Fund, Ltd., an unaffiliated entity, pursuant to an exemption from registration under Regulation D. Despite the recurring operating losses, with the proceeds from the Debenture offering, management believes the Company has adequate capital resources to carry out planned activities in fiscal 1998. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations" of MEDY's Form 10-KSB for the year ended September 30, 1997.

The Offering


The Securities ........................ shares   issuable  upon   conversion  of
                                        convertible  debentures  (the "Tail Wind
                                        Debentures")  issued  to The  Tail  Wind
                                        Fund, Ltd., on October 31, 1997, bearing
                                        interest   at  8%  per  annum,   payable
                                        semi-annually.  The Tail Wind Debentures
                                        are convertible into Common Stock at the
                                        lesser of $3.45 per share or 100% of the
                                        Market   Price  (as   defined)   on  the
                                        business day  immediately  preceding the
                                        conversion    date   (the    "Conversion
                                        Shares"). See note (1), below.

       ................................ shares  of the  Common  Stock  which are issuable to the Selling  Shareholder  as
                                        interest on the Tail Wind  Debenture  to
                                        be   calculated   at  Market  Price  (as
                                        defined) (the "Interest Shares"); and


       ................................ up to  84,615  shares  issuable  to  the
                                        Selling Shareholder on exercise of a warrant (the "Tail Wind Warrant") to purchase Common Stock at an exercise price equal to $3.375 per share "Warrant Shares").

      (See "Description of Securities.")

Shares of Common Stock outstanding:


        At December 31, 1997........... 9,255,736 shares

        After exercise of the
          Options and conversion of
          debenture(1)(2)(3)........... 9,881,876 shares


        Estimated net proceeds
          to MEDY (1)(2)(3)............ $ 285,576

----------


(1) If the Tail Wind Debentures are converted in their entirety at a conversion price of $2.0313 per share ("Market Price" as of January 6, 1998), 541,525 shares of Common Stock would be issued. In addition, 7,220 shares in payment of accrued interest through December 31, 1997, would be payable based on the January 6, 1998 Market Price. This assumes the issuance of no additional Interest Shares. There can be no assurance that any of the Tail Wind Debentures will be converted or that the price will not decrease below the conversion price if the Tail Wind Debentures were converted at this time. MEDY will receive no proceeds from the conversion of the Tail Wind Debenture, if converted.

(2) Assumes the exercise of all of the Tail Wind Warrants at $3.375 per share. There can be no assurance that any of the Tail Wind Warrants will be exercised or that the market price of MEDY's Common Stock will not decrease below the exercise price if the Tail Wind Warrants were exercised at this time.


(3) Before deduction of the expenses of this offering, which are estimated at $20,000.


Securities Being Offered


     Securities are being offered hereby by the Selling Shareholder and include the Conversion Shares, the Interest Shares, and the Warrant Shares as defined above. MEDY will receive proceeds from the exercise of the Tail Wind Warrant (if exercised), but will receive no proceeds from the sale of the Shares being offered hereby.


Risk Factors


     This offering involves substantial risks, and prospective investors should understand that they may lose all or part of their investment. Specific risk factors include, but are not limited to, continuing losses and negative cash flows from operations, product liability, substantial industry competition, reliance on significant customers, dependence on management, governmental regulation by the Food and Drug Administration, and the recent acquisition of a new business and the risks of integrating it into MEDY. (See "Risk Factors.")

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of MEDY and this offering before making an investment decision.


     1. Losses from Operations. MEDY has a history of net operating losses, that when accumulated total, $17,271,500 through September 30, 1997. This has resulted in working capital shortages from time to time. MEDY can give no assurance that it will be able to operate profitably in the future. The likelihood of the success of MEDY must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the regulatory environments in which MEDY operates, the problems related to research and development of new products subject to Food and Drug Administration ("FDA") and other government approvals and regulations, and substantial competition from other companies as to those products. (See the Financial Statements and related notes included in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by this reference.)

     2. Product Liability. MEDY could be subjected to claims for personal injuries resulting from the use of its products. In the event any claims for substantial amounts were successful, they could substantially adversely affect MEDY's viability. Although MEDY does have product liability insurance, there can be no assurance that the amount of coverage would be sufficient to cover any potential claims. In the event coverage proves insufficient, MEDY's viability would be materially adversely affected. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by this reference.)

     3. Acquisition of New Business. As described elsewhere herein, MEDY recently acquired 100% ownership of Computer Age Dentist, Inc., a California corporation ("CADI"). MEDY has never previously been engaged in CADI's business, and must integrate CADI's accounting, financial management, personnel, and business functions into its own. There can be no assurance that MEDY will be able to do so successfully, or that it will be able to do so at a reasonable cost. (See "Recent Events" herein and "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by this reference.) In addition, MEDY recently entered into a letter of intent to acquire Information Presentation Systems, Inc. of Marietta, Georgia ("IPS"). (See Form 8-K reporting an event of January 5, 1998 and "Recent Events" herein. If the acquisition is completed (of which there can be no assurance), MEDY will attempt to integrate IPS' operations with those of CADI. There can be no assurance that MEDY will be able to do so or do so at a reasonable cost. If MEDY is unable to integrate CADI's operations or IPS' operations successfully, MEDY's operations may continue to generate losses and negative cash flows.

     4. Need for Additional Financing. The Company has not generated earnings in the past several years and there can be no assurance that MEDY will be able to do so in the future. Although management believes that the capital available to MEDY is sufficient to fund its short-term operations, it is impossible to predict what additional expenses will be incurred beyond those contemplated since research, development, and marketing programs frequently involve unanticipated expenditures. To the extent additional capital is needed, MEDY will seek financing through (1) sale of additional equity securities, which would dilute the ownership interest of prior shareholders, including investors in this Offering or (2) debt financing, which would result in interest expense and risks of loss of assets of MEDY in the event of default, and which may involve convertible debt instruments which also would cause dilution.

     5. Technological Change and Risk of Technological Obsolescence. The medical and dental camera industry (MEDY's and IPS' principal line of business) and the dental practice management industry (CADI's principal line of business) are both subject to rapid and significant technological change. There can be no assurance that MEDY's competitors will not succeed in developing technologies and products relating to these industries prior to MEDY or that they will not develop technologies, software, and products that are better than any which have been or are being developed by MEDY. In addition, the medical products market is characterized by changing technology and developing industry standards sometimes resulting in product obsolescence or short product life cycles. Accordingly, the ability of MEDY to compete will be dependent on its introducing products to the marketplace in a timely manner and enhancing and improving such products. There can be no assurance that MEDY will be able to keep pace with technological developments or that its products will not become obsolete. (See "Item 1 Business" in MEDY's annual report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by reference.)

     6. Competition. MEDY's operations and product lines are subject to a high level of competition from foreign, as well as domestic, manufacturers of color medical and dental video cameras and other medical devices which are currently manufactured and sold by MEDY, or which MEDY may develop in the future. Some competitors are affiliated with large companies with substantial economic and personnel resources which greatly exceed those of MEDY. There can be no assurance that MEDY will be able to compete successfully with other companies. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by reference.)

     7. Potential Conflicts of Interest. There have been significant conflicts of interest in the operation and management of MEDY, including the purchase by MEDY of certain equipment and patents from its directors and executive officers, granting of royalties, loans made available to MEDY through its Chairman, and the employment by MEDY of sons of two of MEDY's directors. These transactions were not negotiated at arms' length, although the Board of Directors believes that all of these transactions were fair to MEDY. (See "Item 1 - Business" and "Item 13 - Certain Relationships and Related Transactions" in MEDY's Annual

Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by reference.)

     8. Dependence on Principal Customers. MEDY is largely dependent on a limited number of principal customers, one of which contributed more than 60% of the gross revenues of MEDY for fiscal year 1997. The loss of this customer would have a material adverse effect on MEDY. (See MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, "Item 1 - Business" and Item 6 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, which report is incorporated herein by reference.)

     9. Dependence on Management. At present, the success of MEDY is dependent upon the active participation of its management, MEDY's Chairman and principal shareholder, Dr. Adair, and its Chief Executive Officer, Van Horsley, Dr. Adair's step-son. If the services of either person are lost for any reason, MEDY's business operations would be severely disrupted. In the event of such a loss, MEDY can give no assurance that it could replace either person without incurring substantial additional expense. MEDY does not have employment contracts with either of these persons, although it does carry key man life insurance coverage of $100,000 on Dr. Adair.

     The success of CADI is dependent upon the active participation of Daniel Richmond, its Chief Executive Officer, and Chae Uk Kim, its President. If the services of either person are lost for any reason, CADI's business operations would be severely disrupted. In the event of such a loss, MEDY can give no assurance that CADI could replace either person without incurring substantial additional expense. Both Messrs. Richmond and Kim are subject to five year employment agreements.

     10. Government Regulation. Because the products that MEDY manufactures are used in surgery and other medical applications, the products are subject to close scrutiny by agencies of the federal government, including the FDA. MEDY can give no assurance that it will be able to comply fully with all of the government regulations to which it is subject. Failure to comply strictly with all FDA requirements (not all of which are written) may result in sanctions as severe as the cessation of MEDY's manufacturing business. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by reference.)

     11. Protection of Technology. Although MEDY obtains secrecy agreements from its employees and others having access to its trade secrets and holds patents on certain of its technology, such agreements and patents do not afford complete protection against the unauthorized use of such information by others. Furthermore, the costs of prosecuting persons who may accidentally or intentionally infringe on MEDY's patents or divulge its trade secrets can be expensive and time consuming. The unauthorized use of MEDY's trade secrets and the infringement of its patents could have a material adverse effect on MEDY and its ability to compete. (See "Item 1 - Business" in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, which report is incorporated herein by reference.)

     12. Limited Public Market. There currently is a limited public market for MEDY's Common Stock. No assurance can be given that a market for the Common Stock will continue subsequent to this offering or that purchasers will be able to resell their securities at the purchase prices paid in this Offering, or liquidate their investment without considerable delay, if at all. If a market does continue, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of the securities offered. Also, some brokerage firms may not effect transactions in securities that trade below a stipulated price. Further, most lending institutions will not permit the use of low-priced or thinly traded securities as collateral for loans.

     13. Effect of Outstanding Options, Warrants, and Convertible Debentures. As of December 31, 1997, MEDY had outstanding options and warrants to purchase 2,927,652 shares of Common Stock with an average exercise price of $2.98 per share and convertible debentures to acquire approximately 541,525 shares (based on an assumed conversion price as of January 6, 1998 of $2.0313). Of the total number of shares of Common Stock underlying the outstanding options and warrants, 1,593,837 shares have been registered for sale in connection with the Company's employee benefit plans. The Company has also registered the Conversion Shares and Interest Shares. Approximately 67% of the outstanding options are owned by executive officers and directors of MEDY. To the extent that the outstanding options, warrants, and debentures are exercised or converted, as the case may be, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of the other stockholders. Further, the terms on which MEDY may obtain additional financing during that period may be adversely affected since the holders of such options, warrants, and debentures may exercise or convert them at a time when MEDY would likely be able to obtain additional capital through a new offering of securities on terms more favorable than those provided thereby.

     14. No Dividends Paid or Contemplated. No dividends have been paid by MEDY in the past and dividends are not contemplated in the foreseeable future. Investors who anticipate the need of either immediate or future income by way of dividends from their investment should refrain from the purchase of Shares offered hereby.

                                  RECENT EVENTS
                                  -------------

Acquisition of CADI
-------------------


     In October 1997, MEDY acquired all of the outstanding capital stock of Computer Age Dentist, Inc. ("CADI"), a California corporation, based in Los Angeles, California. CADI is engaged in the business of development and sales of dental practice management software and related electronic services.

     The acquisition was accomplished pursuant to a reverse triangular merger by which MEDY paid to the two former shareholders of CADI: 1,295,520 shares of its restricted Common Stock, promissory notes aggregating $300,000, and $254,697 in cash. In addition, MEDY assumed certain existing obligations of CADI to a former shareholder and satisfied such obligations by paying the former shareholder 304,480 shares of restricted Common Stock, $45,303 in cash, and a $100,000 promissory note. The promissory notes are due, in full, no later than October 23, 1998. MEDY used its working capital to pay the cash portion of the acquisition price. There was no prior relationship between MEDY and either CADI or its shareholders. As a result of the acquisition, the two former CADI shareholders, Daniel L. Richmond and Chae U. Kim, were named to the MEDY Board of Directors. MEDY's President and Chief Executive Officer, Van Horsley, became a director and Vice President of CADI. MEDY agreed to use its best efforts to register for resale 240,000 shares of the stock issued in the transaction at some time during the first year following the completion of the transaction. MEDY has not yet commenced this registration.


     In acquiring CADI, MEDY also acquired cash, trade receivables, inventories, and personal property and equipment owned by CADI. CADI employs approximately 40 people, including its two principals, Daniel L. Richmond and Chae U. Kim. In the opinion of MEDY's management, the fundamental source of value obtained was CADI's software technology which includes source code, development costs, and the potential for future sales of the dental practice management software, as well as CADI's current technical support contracts with its customers. CADI has a base of more than 2,200 customer installations throughout the United States, serving in excess of 3,500 dental professionals.


     Daniel L. Richmond, one of the two principals of CADI and Chief Executive Officer of CADI since its inception in June 1987, holds a Bachelor of Science degree in mathematics and computer science from the University of California at Los Angeles. Chae U. Kim, the other principal of CADI, has been president of CADI since its inception in June 1987 and holds a Bachelor of Science degree in biology from the University of California at Los Angeles. Messrs. Richmond and Kim also continued as employees of CADI under five year employment contracts. As partial consideration for their continuing employment, they each accepted options to acquire a total of 600,000 shares of MEDY common stock at $3.25 per share. These options vest on the occurrence of certain revenue and profit goals. If not vested earlier, the options will all vest on March 31, 2004, and they expire unless exercised by September 30, 2004.

Letter of Intent to Acquire IPS
-------------------------------

     On January 5, 1998, Medical Dynamics, Inc. ("MEDY") entered into a letter of intent to acquire Information Presentations Systems, Inc. ("IPS") of Marietta, Georgia. In its eight year history, IPS has become one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. IPS has been involved in the development and marketing of several dental technology products, including intra-oral video cameras, video and computer image storage systems, patient management systems, and digital radiography and micro-abrasion instruments.

     The letter of intent is non-binding, and is subject to the completion by both MEDY and IPS of their due diligence investigations and compliance with appropriate legal requirements, and is further subject to the approval of the Board of Directors of MEDY. Thus, there can be no assurance that the acquisition will be completed. The parties have begun the negotiation of the definitive documents and terms. If completed, the acquisition will involve payment of shares of MEDY's restricted common stock and cash to the IPS shareholders. The parties have agreed to attempt to complete the acquisition by February 15, 1998. If the acquisition is completed, MEDY intends to consolidate IPS's operations with Computer Age Dentist, Inc. ("CADI"), MEDY's wholly-owned subsidiary acquired in October 1997. As a result, CADI will handle the sale, installation, training and follow-up support for the expanded line of dental products.

     IPS's principals include R. Scott McLaughlin and Don C. Jackson. If the acquisition is completed, Mr. McLaughlin will become Vice President/National Sales Manager for CADI, and Mr. Jackson will become CADI's Vice President/Harware Product Development and Technical Services. Mr. McLaughlin (51 years old) has been one of the two principals of IPS since its inception in 1990. Before that, Mr. McLaughlin was with Unisys Corporation and its predecessor company, the Oakleaf Corporation, for 11 years in sales management, and (previously) General Motors Corporation for 11 years in financial analysis. Mr. McLaughlin attended the University of South Florida in 1966 through 1967.

     Mr. Jackson (49 years old) has been the other principal of IPS since its inception. Mr. Jackson was Southeast Vice president of the Auto Division of Unisys and its predecessor, Oakleaf, for approximately 12 years before 1990. While at Oakleaf before its purchase by Unisys, Mr. Jackson was the Executive Vice President at a time when that corporation grew from six to approximately 400 employees. Mr. Jackson obtained a Bachelor of Science degree in Electrical Engineering from Wayne State University in 1972.

     IPS employs five people, including Messrs. McLaughlin and Jackson. IPS also retains ten contract sales representatives and five contract installation technicians. IPS has a base of more than 1,000 customer installations throughout the United States. During the year ended December 31, 1997, IPS is estimated to have achieved unaudited gross revenues of more than $3,000,000. If the acquisition is completed, MEDY intends to leave the IPS operations in Marietta, Georgia, although IPS will be administered out of CADI's offices in Los Angeles, California.

     As noted, the acquisition of IPS is dependent upon a number of factors, and there can be no assurance that it will be completed.


Private Placement Financing
---------------------------


     On October 31, 1997, MEDY sold the Tail Wind Debentures in the amount of $1,100,000 to The Tail Wind Fund, Ltd. pursuant to Regulation D, as described below in "Description of Securities". Rochon Capital Ltd., San Rafael, California, acted as placement agent for the transaction. A cash commission of 8.75% was paid to the placement agent, and legal fees and expenses of $17,500 were reimbursed to the placement agent and the purchaser. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.


Renegotiation of License Agreement
----------------------------------

     MEDY entered into an exclusive revocable license agreement with Dr. Edwin Adair effective June 3, 1987, as amended, relating to use of certain technology invented and developed by Dr. Adair relating to certain malleable endoscopes, flexible optical catheters, the Adair/Veress(TM) needle and complementary viewing systems for use in connection with detection, diagnosis and treatment of disease or injury in humans and animals. Before an amendment negotiated in September 1997, MEDY was obligated to pay Dr. Adair a minimum annual royalty of $120,000. Additionally, Dr. Adair was obligated to give MEDY a right of first refusal for his inventions. Actual royalties never exceeded the minimum annual royalty. As a result of negotiations between the disinterested directors and Dr. Adair, the parties agreed to amend the license agreement to waive the minimum annual royalty due September 30, 1997 for the year then ended, and any future minimum annual royalty, and to waive Dr. Adair's obligation to provide MEDY with a right of first refusal on future technology.

                                 USE OF PROCEEDS
                                 ---------------


     All proceeds from the sale of the Shares will be for the benefit of the Selling Shareholder; only proceeds from the exercise of the Tail Wind Warrant (if exercised, of which there can be no assurance) will be paid to MEDY. Any proceeds from the exercise of the Tail Wind Warrant will be used by MEDY for working capital.

                               SELLING SHAREHOLDER
                               -------------------


     The Selling Shareholder is not an affiliate of MEDY, nor has the Selling Shareholder or any affiliate of the Selling Shareholder had any position, office or other material relationship with MEDY within the past three years. The following table sets forth information with respect to the Selling Shareholder, based upon information provided to MEDY by the Selling Shareholder:

                            Shares       Shares     Shares After    %Age After
NAME                        Owned        Offered    Offering        Offering(1)
----                        -----        -------    ------------    -----------


The Tail Wind Fund, Ltd.    640,580(3)   640,580        -0-              0%
Windermere House
P.O. Box SS-5539
Nassau, Bahamas

(1) Assumes that all Shares offered hereby are sold by the Seling Shareholder. The Selling Shareholder may, but is not required to, sell all Shares offered hereby. The Selling Shareholder has advised MEDY that neither it nor its affiliates own MEDY common stock other than that being offered hereby.

(2) At the present time, the Selling Shareholder owns no Shares, but has the right to acquire the Conversion Shares (541,525 shares if determined as of January 6, 1998), 7,220 Interest Shares (calculated for interest accrued through December 31, 1997), an estimated additional 10,830 shares for interest which will accrue through March 31, 1998, and the 84,615 Warrant Shares at prices to be established in accordance with the terms of the Tail Wind Debentures and the Tail Wind Warrant. The conversion price of the Tail Wind Debentures is dependent on the Market Price of the Common Stock at the time of conversion. Interest may be paid in cash or in Interest Shares, in the discretion of MEDY. If issued, the Interest Shares would be valued at Market Price for the purposes of issuance. If interest accrued through the entire term of the Tail Wind Debentures and were paid in Common Stock based on Market Price at January 6, 1998, an additional 142,632 shares would be issued to Tail Wind. See "Description of Securities."

     Based on the current Market Price, the Tail Wind Debenture would be converted at, $2.0313 per share. The Tail Wind Warrant will be exercised, if at all, at $3.375 per share.

(3) Includes 541,525 shares issuable were the Tail Wind Debenture converted as described in Note (2), above, 14,440 shares issuable in payment of interest through March 31, 1998 and 84,615 shares issuable upon exercise of the Tail Wind Warrant.

     The Tail Wind Debenture and the Tail Wind Warrant were issued to the Selling Shareholder in a private placement transaction pursuant to Regulation D in October 1997 as described above in "Recent Events - Private Placement Financing."

     MEDY entered into an agreement with the Selling Shareholder to file with the Securities and Exchange Commission, under the 1933 Act, a registration statement on Form S-3 of which this prospectus forms a part, with respect to the resale of the Shares. MEDY agreed to prepare and file such amendments and supplements to the registration statement from time-to-time as may be necessary to keep the registration statement effective until the Shares are sold.


                              PLAN OF DISTRIBUTION
                              --------------------


Sale of Shares by Selling Shareholders


     The Selling Shareholder has advised MEDY that it may sell the Shares in one or more transactions (which may involve one or more block transactions) on the over-the-counter markets on Nasdaq and upon terms then prevailing or at prices related to the then current market price, or in separately negotiated transactions or in a combination of such transactions. The Shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. The Selling Shareholder may also sell Shares in accordance with Rule 144 under the Securities Act of 1933, as amended, if Rule 144 is then available. The Selling Shareholder may be deemed to be an underwriter of the Shares offered hereby within the meaning of the Securities Act.

     MEDY has agreed to keep the registration of the Shares offered hereby effective until the date upon which all of the Shares offered hereby have been sold.


     In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated by the Selling Shareholder. Such brokers and dealers and any other participating brokers or dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. Any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     MEDY is bearing all of the costs relating to registration of the Shares, except commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Shares.


     MEDY is unable to predict the effect which sales of the Shares by the Selling Shareholder might have upon the market price of MEDY's Common Stock or MEDY's ability to raise further capital.

     In connection with this offering MEDY and the Selling Shareholder have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act.


                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock

     Authorized. MEDY is authorized to issue 15,000,000 shares of $.001 par value common stock (the "Common Stock"). No holder of any shares of Common Stock has any preemptive right to subscribe to any of MEDY's securities. Upon dissolution, liquidation or winding up of MEDY, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock or Preferred Stock if any shares are outstanding. All shares of Common Stock outstanding are fully paid and nonassessable and, when issued, the shares offered hereby will be fully paid and nonassessable.


     Issued and Outstanding. On December 31, 1997, MEDY had issued and outstanding 9,255,736 shares of Common Stock. This does not include the Conversion Shares or the Warrant Shares which have not been issued, or any Interest Shares which have not yet been issued. See "Recent Events."


     Dividends. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the rights, if any, of holders of any outstanding shares of Preferred Stock. MEDY has not declared or paid any dividends on its Common Stock and does not anticipate the declaration or payment of dividends in the foreseeable future.

     No Cumulative Voting. Each holder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders. The stockholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining less than 50% of the shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

Preferred Stock

     MEDY is authorized to issue up to 5,000,000 shares of $.001 par value Preferred Stock, in series to be designated by the Board of Directors (the "Preferred Stock"). No shares of Preferred Stock have been issued and it is not contemplated that any shares of Preferred Stock will be issued by MEDY in the immediate future; however, the Board may use its ability to issue Preferred Stock to effect the business purposes of MEDY.

     Material provisions concerning the terms of any series of Preferred Stock such as dividend rate, conversion features and voting rights, will be determined by the Board of Directors of MEDY at the time of such issuance. The ability of the Board to issue Preferred Stock also could be used by MEDY as a means of resisting a change of control of MEDY and, therefore, could be considered an "anti-takeover" device.

Stock Options


     On December 31, 1997, MEDY had outstanding stock options to purchase 2,843,037 shares of Common Stock exercisable at exercise prices ranging between $1.00 and $4.50 per share in addition to the Tail Wind Warrants included herein. Certain of these options are only exercisable upon the Company achieving certain performance goals.


Transfer and Warrant Agent

     The transfer agent for MEDY's Common Stock and Warrant Agent for MEDY's Common Stock is Continental Stock Transfer & Trust Co., 72 Reade Street, New York, New York 10007.

The Tail Wind Debenture and the Tail Wind Warrants

     MEDY issued the Tail Wind Debenture and the Tail Wind Warrants to the Selling Shareholder in a private placement pursuant to Regulation D on October 31, 1997. The Selling Shareholder is not offering interests in the Tail Wind
Debenture or the Tail Wind Warrants pursuant to this Prospectus; only the underlying shares (the Conversion Shares, the Interest Shares, and the Warrant Shares, or, collectively, the "Shares") are being offered hereby.


     The Tail Wind Debentures were issued in an aggregate principal amount of $1,100,000. They bear interest at 8% per annum, with interest payable semi-annually on April 5 and October 5 of each year, commencing April 5, 1998. Principal and accrued but unpaid interest is due in full on October 31, 2000. MEDY is entitled, at its option, to pay accrued interest with shares of its Common Stock valued at "Market Price" (as defined below). The holder is entitled to convert the Tail Wind Debenture, in whole or in part, into shares of Common Stock at the lesser of $3.45 per share or Market Price (as defined below). The Tail Wind Debenture may be converted at any time from and after January 29, 1998 as to one-third of the Tail Wind Debenture, on and after February 28, 1998 as to two-thirds of the Tail Wind Debenture, and on and after March 30, 1998 as to the entire Tail Wind Debenture. Market Price is defined to be the average of the two lowest closing bid prices of the Common Stock as reported by the Nasdaq Stock Market over the 60 trading day period ending on the date in question. Events of default under the Tail Wind Debenture (resulting in acceleration of amounts due, among other things), include: (i) failure to pay any amounts of principal or interest when due; (ii) failure of the Common Stock to be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange; and (iii) events of bankruptcy and similar events.

     The Tail Wind Warrant permits the holder to purchase up to 84,615 shares of Common Stock through October 31, 2000 at a price of $3.375 per share. The Tail Wind Warrant contains standard anti-dilution provisions should MEDY issue stock dividends or conduct a stock split or reorganization, or upon occurrence of certain other events.


     In connection with the issuance of the Tail Wind Debenture and the Tail Wind Warrant, MEDY entered into a registration rights agreement with The Tail Wind Fund, Ltd. which provides that MEDY file a registration statement relating to the Conversion Shares, the Interest Shares, and the Warrant Shares not later than 30 days after October 31, 1997 and obtain effectiveness of such registration statement within 90 days (110 days if the registration statement is subject to review by the Commission). MEDY agreed to pay all expenses associated with the registration, excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Shares.


     If MEDY is unable to meet the effectiveness requirement, maintain effectiveness, or maintain the listing of the Common Stock on the Nasdaq SmallCap or the NMS Market (or senior stock exchange), MEDY will be required to pay liquidated damages to the Selling Shareholder in an amount equal to 2% of the aggregate principal amount of the Tail Wind Debentures for each month or portion thereof following the required effectiveness date during which the registration statement is not effective. In such event, MEDY shall bear all reasonable fees or costs incurred by the Selling Shareholder for legal counsel as a result of the filing of any post-effective amendments to the Registration Statement. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in cash (not Common Stock). The registration rights agreement contains standard cross-indemnification provisions and requirements for contribution should the indemnification provisions be found to be unavailable.




                                  LEGAL MATTERS
                                  -------------


     The firm of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, 1400 Glenarm Place, Denver, Colorado 80202, has acted as counsel for MEDY in connection with this offering and has passed upon the validity of the securities offered hereby.


                                     EXPERTS
                                     -------

     The financial statements of Medical Dynamics, Inc. for the years ended September 30, 1997 and 1996 incorporated into the Registration Statement by reference have been audited by Hein + Associates LLP, independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.

NO PERSON  HAS BEEN  AUTHORIZED  TO
GIVE  ANY  INFORMATION  OR MAKE ANY
REPRESENTATIONS  NOT  CONTAINED  IN
THIS  PROSPECTUS  AND,  IF GIVEN OR
MADE,    SUCH     INFORMATION    OR
REPRESENTATIONS  MUST NOT BE RELIED
UPON AS HAVING BEEN  AUTHORIZED  BY
MEDY.   THIS  PROSPECTUS  DOES  NOT
CONSTITUTE  AN  OFFER  TO  SELL  OR
SOLICITATION OF AN OFFER TO BUY ANY
OF THE  SECURITIES TO ANY PERSON IN
ANY  JURISDICTION  WHERE SUCH OFFER
OR SOLICITATION  WOULD BE UNLAWFUL.
THE DELIVERY OF THIS  PROSPECTUS AT
ANY TIME  DOES NOT  IMPLY  THAT THE
INFORMATION HEREIN IS CORRECT AS OF
ANY TIME SUBSEQUENT TO ITS DATE.


                             MEDICAL DYNAMICS, INC.


       TABLE OF CONTENTS
       -----------------


AVAILABLE INFORMATION.............  3
DOCUMENTS INCORPORATED BY
  REFERENCE.......................  3
PROSPECTUS SUMMARY................  6
RISK FACTORS......................  9
RECENT EVENTS..................... 13              Shares of Common Stock
USE OF PROCEEDS................... 15
SELLING SHAREHOLDERS.............. 15
PLAN OF DISTRIBUTION.............. 17
DESCRIPTION OF SECURITIES......... 18                    PROSPECTUS
LEGAL MATTERS..................... 20
EXPERTS........................... 20                 January ___, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
-----------------------------------------------------

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.


         Registration and filing fee                                $ 494
         Printing                                                   1,000
         Accounting fees and expenses                               4,000
         Legal fees and expenses                                   10,000
         Blue sky filing fees and expenses                          2,000
         Transfer and Warrant Agent fees                              500
         Miscellaneous                                              2,006
                                                                  -------


              Total                                             $  20,000
                                                                =========

Item 15. Indemnification of Directors and Officers.
---------------------------------------------------

     Section 7-109-102 of the Colorado Revised Statutes and the Registrant's Articles of Incorporation, under certain circumstances provide for the indemnification of the Registrant's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation and the relevant Section of the Colorado Revised Statutes.

     In general, the statute provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the director was a party by reason of such status. Such indemnity may be provided if the director's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Registrant's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Registrant's best interest with respect to other actions; and
(iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the director is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     The statutory provisions further provide that unless limited by a corporation's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     In addition to the foregoing, unless hereafter limited by the Registrant's articles of incorporation, a court, upon petition by an officer or director, may order the Registrant to indemnify such officer or director against liabilities arising in connection with any proceeding. A court may order the Registrant to provide such indemnification, whether or not the applicable standard of conduct described above was met by the officer or director. To order such indemnification the court must determine that the petitioner is fairly and reasonably entitled to such indemnification in light of the circumstances. With respect to liabilities arising as a result of proceedings on behalf of the Registrant, a court may only require that a petitioner be indemnified as to the reasonable expenses incurred.

     Indemnification in connection with a proceeding by or in the right of the Registrant in which the director is successful is permitted only with respect to reasonable expenses incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable for negligence or misconduct. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Colorado law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding, in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written statement of his belief that he met the applicable standard of conduct required to permit such indemnification. The person seeking such expense advances must also provide the Registrant with a written agreement to repay such advances if it is determined the applicable standard of conduct was not met. A determination must also be made that the facts known to the Registrant would not preclude indemnification.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Registrant's Articles of Incorporation, Bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the Colorado statutes and any limitations upon indemnification set forth in the Articles of Incorporation.

     The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant. The registration rights agreement dated October 31, 1997, between the Registrant and The Tail Wind Fund, Inc., provides for cross indemnification by the Registrant and The Tail Wind Fund, Ltd., in certain circumstances, including for certain securities laws violations.

Item 16. Exhibits and Financial Statement Schedules.
----------------------------------------------------

     (a) Exhibits. The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

    Number          Description
    ------          -----------



     4.1* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

     4.2* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

     5.1 Opinion and Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.

    10.1 Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

    10.2 Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)




    23.1 Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC. (See Exhibit 5.1)

     23.2            Consent of Hein + Associates LLP.

----------

     *    Previously filed.

Item 17. Undertakings.
----------------------

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the

Registrant pursuant to the Registrant's Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on January 21, 1998.


                                           MEDICAL DYNAMICS, INC.


                                           By: /s/ Van A. Horsley
                                              ----------------------------------
                                              Van A. Horsley, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                    Date
----------                        -----                    ----



/s/ Edwin L. Adair                Director                 January 21, 1998
-------------------------
Edwin L. Adair, M.D.

/s/ Pat Horsley Adair             Director                 January 21, 1998
-------------------------
Pat Horsley Adair

/s/ I. Dean Bayne                 Director                 January 21, 1998
-------------------------
I. Dean Bayne, M.D.

/s/ Van A. Horsley                Director,                January 21, 1998
-------------------------         Principal Financial
Van A. Horsley                    Officer, Principal
                                  Accounting
                                  Officer and Chief
                                  Executive Officer

/s/ Leroy Bilanich                Director                 January 21, 1998
----------------------
Leroy Bilanich

/s/ Daniel L. Richmond            Director                 January 21, 1998
----------------------
Daniel L. Richmond

/s/ Chae U. Kim                   Director                 January 21, 1998
----------------------
Chae U. Kim